Exhibit 99.1

Media Contacts	Investor Contact
Anita Liskey, 312 466 4613	John Peschier, 312 930 8491
William Parke, 312 930 3467	CME-E
news@cmegroup.com http://cmegroup.mediaroom.com/

FOR IMMEDIATE RELEASE

CME Group Inc. Reports Strong Third-Quarter Revenues and Profits

CHICAGO, October 24, 2007 – CME Group Inc. (NYSE, NASDAQ: CME) today reported total revenues increased 106 percent to $565 million and net income increased 94 percent to $202 million for third-quarter 2007 compared with third-quarter 2006. Diluted earnings per share rose 31 percent to $3.87 from $2.95. These GAAP results include the operations of the predecessor to CME Group, Chicago Mercantile Exchange Holdings Inc. (CME), for the full quarter, the results of the Chicago Board of Trade (CBOT) after July 12, 2007 when the merger between CME and CBOT closed, $20 million in merger-related operating expenses, and $28 million of non-operating expense associated with the ERP guarantee. The comparative results for 2006 reflect the operations of CME only.

Pro forma non-GAAP diluted earnings per share in the third quarter were $4.31, a 68 percent increase from $2.56 in the third-quarter 2006. Third-quarter 2007 pro forma results exclude merger-related costs consisting of restructuring charges, integration and legal costs, acceleration of depreciation related to CBOT data centers, and include CBOT operating results for the full third quarter. The pro forma comparative results for 2006 reflect the operating results of both CME and CBOT as if they were combined. Using this methodology, total pro forma revenues were $585 million, a 41 percent increase compared to the same period a year ago, and pro forma net income was $236 million, a 68 percent increase. Pro forma measures do not replace and are not a substitute for GAAP financial results, but are provided to improve overall understanding of current financial performance and to provide a meaningful comparison to prior periods. A full reconciliation of these pro forma results is included in the attached tables.

“CME Group finished a record quarter with an unprecedented volume increase of nearly 50 percent,” said CME Group Executive Chairman Terry Duffy. “Our successful merger with the Chicago Board of Trade has positioned us as a leader in all major asset classes, and we saw robust growth in our agricultural, equity index, foreign exchange and interest rate products, as well as in our energy and metals derivatives processing business. Looking ahead, we are intensely focused on successfully completing our integration with CBOT and serving our expanding customer base around the world.”

In addition to delivering outstanding third-quarter results, we are building on our robust core business by serving customers in over-the-counter derivatives markets and launching innovative new products across existing and new asset classes,” said CME Group Chief Executive Officer Craig Donohue. “We also are poised to drive further growth through expanding our global distribution and processing capabilities, as exemplified by our proposed agreements with the Brazilian Mercantile & Futures Exchange, the largest derivatives exchange in South America, and the Korea Exchange, a premier capital marketplace for Northeast Asia.

All references to volume and rate per contract information in the text of this document exclude our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products, CME Group Auction Markets products, which were available to trade prior to July 2007, and Swapstream products.

CME Group Inc. Third-Quarter 2007 Results

Financial Highlights:

GAAP

($s in millions, except per share)	Q3 FY07	Q3 FY06	Y/Y	YTD FY07	YTD FY06	Y/Y
Revenues	$565	$275	106%	$1,227	$809	52%
Expenses	$220	$118	87%	$489	$346	41%
Operating Income	$345	$157	120%	$738	$463	59%
Operating Margin %	61.0%	57.2%		60.2%	57.2%
Net Income	$202	$104	94%	$457	$305	50%
Diluted EPS	$3.87	$2.95	31%	$11.18	$8.68	29%

Pro Forma Non-GAAP

($s in millions, except per share)	Q3 FY07	Q3 FY06	Y/Y	YTD FY07	YTD FY06	Y/Y
Revenues	$585	$414	41%	$1,593	$1,204	32%
Expenses	$211	$197	7%	$631	$589	7%
Operating Income	$375	$216	73%	$962	$615	56%
Operating Margin %	64.0%	52.3%		60.4%	51.1%
Net Income	$236	$141	68%	$615	$399	54%
Diluted EPS	$4.31	$2.56	68%	$11.19	$7.26	54%

NOTE: See the CME Group Inc. Reconciliation of Pro Forma Non-GAAP to GAAP Measures for detail related to the adjustments made to reach the pro forma results.

Pro Forma Non-GAAP Financial Results Detail

Third-quarter 2007 volume averaged a record 12.7 million contracts per day, up 49 percent, assuming combined CME/CBOT volumes for the entire quarter. Total quarterly volume exceeded 798 million contracts, of which 77 percent traded electronically. This strong volume drove $496 million of CME Group clearing and transaction fee revenue, an increase of 46 percent from $340 million in third-quarter 2006, assuming the CME and CBOT were combined at that time. The pro forma average rate per contract was $0.622 for the quarter compared with $0.632 in the third quarter of 2006. This 2 percent rate decrease was primarily driven by volume discounts due to significantly higher volumes.

Keeping in mind that the historical CME clearing business revenue and related CBOT expense are excluded from the pro-forma non-GAAP results, CME Group processing services revenue for the combined company tripled from $5 million to $15 million. The third quarter was the fifth consecutive record quarter of NYMEX volume on CME Globex. Additionally, quotation data fees were up 12 percent to $49 million.

Total pro forma expenses increased 7 percent to $211 million. The majority of this increase was driven by an increase in volume-related expenses including license fees and the bonus component of compensation, which is tied to performance.

Third-quarter operating income on a combined pro forma basis was $375 million, an increase of 73 percent from $216 million for the year-ago period. The company’s operating margin was 64 percent compared with 52 percent for the same period last year. Operating margin is defined as operating income as a percentage of total revenues.

CME Group will hold a conference call to discuss third-quarter results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

CME Group (http://www.cmegroup.com/) is the world’s largest and most diverse exchange. Formed by the 2007 merger of the Chicago Mercantile Exchange Holdings Inc. (CME) and CBOT Holdings, Inc. (CBOT), CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on its trading floors. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, agricultural commodities, and alternative investment products such as weather and real estate. CME Group is traded on the New York Stock Exchange and NASDAQ under the symbol “CME”.

The Globe logo, CME, Chicago Mercantile Exchange, CME Group, Globex and E-mini, are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago. TRAKRS and Total Return Asset Contracts are trademarks of Merrill Lynch & Co., Inc. These trademarks are used herein under license. All other trademarks are the property of their respective owners. Further information about CME Group and its products can be found at http://www.cmegroup.com/.

Statements in this news release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: our ability to successfully integrate the businesses of CME Holdings and CBOT Holdings, including the fact that such integration may be more difficult, time consuming or costly than expected and revenues following the merger may be lower than expected; increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to continue to generate revenues from our processing services provided to third parties; our ability to maintain existing customers and attract new ones; our ability to expand and offer our products in foreign jurisdictions; changes in domestic and foreign regulations; changes in government policy, including policies relating to common or directed clearing; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by the growth of electronic trading; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets; economic, political and market conditions; our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax on futures and options on futures transactions; and the seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q, which is available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$677,034	$969,504
Collateral from securities lending	2,543,648	2,130,156
Marketable securities, including pledged securities	220,516	269,516
Accounts receivable, net of allowance	198,853	121,128
Other current assets	68,275	37,566
Cash performance bonds and security deposits	746,990	521,180

Total current assets	4,455,316	4,049,050
Property, net of accumulated depreciation and amortization	347,910	168,755
Intangible assets - trading products	7,937,000	—
Intangible assets - other, net of accumulated amortization	1,809,316	12,776
Goodwill	5,044,081	11,496
Other assets	106,051	64,428

Total Assets	$19,699,674	$4,306,505

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$52,823	$25,552
Payable under securities lending agreements	2,543,648	2,130,156
Short-term debt	164,675	—
Other current liabilities	192,513	78,466
Cash performance bonds and security deposits	746,990	521,180

Total current liabilities	3,700,649	2,755,354
Deferred tax liabilities	3,796,699	—
Other liabilities	90,931	32,059

Total Liabilities	7,588,279	2,787,413
Shareholders' equity	12,111,395	1,519,092

Total Liabilities and Shareholders' Equity	$19,699,674	$4,306,505

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues
Clearing and transaction fees	$477,839	$216,999	$988,803	$646,315
Quotation data fees	45,821	20,057	95,163	60,736
Processing services	17,981	23,910	90,300	62,219
Access and communication fees	10,325	7,328	25,345	21,480
Building and other	13,256	6,411	26,951	17,881

Total Revenues	565,222	274,705	1,226,562	808,631

Expenses
Compensation and benefits	78,462	51,159	191,591	149,051
Communications	12,044	7,691	29,973	23,484
Technology support services	15,747	8,459	33,284	23,377
Professional fees and outside services	15,046	7,178	36,328	24,457
Amortization of purchased intangibles	15,963	324	16,591	798
Depreciation and amortization	32,872	18,609	72,661	53,592
Occupancy and building operations	14,647	7,731	32,835	22,202
Licensing and other fee agreements	11,471	6,394	25,300	19,255
Restructuring	4,512	—	4,512	—
Marketing and other	19,443	10,123	45,620	29,648

Total Expenses	220,207	117,668	488,695	345,864

Operating Income	345,015	157,037	737,867	462,767

Non-Operating Income and Expense
Investment income	21,088	14,654	57,787	38,789
Securities lending interest income	23,150	19,343	91,560	70,439
Securities lending interest expense	(21,350)	(18,943)	(88,106)	(68,809)
Interest expense	(1,420)	(75)	(1,444)	(167)
Guarantee of exercise right privileges	(28,500)	—	(28,500)	—
Equity in losses of unconsolidated subsidiaries	(3,663)	(1,502)	(10,054)	(2,110)

Total Non-Operating	(10,695)	13,477	21,243	38,142

Income Before Income Taxes	334,320	170,514	759,110	500,909

Income tax provision	(132,748)	(66,714)	(301,635)	(196,163)

Net Income	$201,572	$103,800	$457,475	$304,746

Earnings per Common Share:
Basic	$3.90	$2.99	$11.28	$8.79
Diluted	$3.87	$2.95	$11.18	$8.68

Weighted Average Number of Common Shares:
Basic	51,748	34,749	40,556	34,657
Diluted	52,103	35,153	40,920	35,098

CME Group Inc. and Subsidiaries

Pro Forma Non-GAAP Consolidated Statements of Income

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues
Clearing and transaction fees	$496,192	$340,167	$1,328,362	$993,054
Quotation data fees	48,958	43,765	147,558	134,373
Processing services	15,250	5,239	42,313	6,035
Access and communication fees	10,325	9,120	28,605	26,685
Building and other	14,486	15,368	46,618	44,134

Total Revenues	585,211	413,659	1,593,456	1,204,281

Expenses
Compensation and benefits	80,605	71,307	235,020	209,648
Communications	12,798	13,010	38,256	36,880
Technology support services	16,545	16,423	49,682	47,379
Professional fees and outside services	11,414	10,838	34,775	36,605
Amortization of purchased intangibles	17,237	16,652	51,476	49,849
Depreciation and amortization	30,328	32,280	93,428	96,138
Occupancy and building operations	15,199	12,012	43,381	36,747
Licensing and other fee agreements	11,740	9,172	32,173	27,804
Marketing and other	14,766	15,526	52,956	48,267

Total Expenses	210,632	197,220	631,147	589,317

Operating Income	374,579	216,439	962,309	614,964

Non-Operating Income and Expense
Investment income	21,869	20,036	71,948	52,017
Securities lending interest income	23,150	19,342	91,560	70,438
Securities lending interest expense	(21,350)	(18,943)	(88,106)	(68,809)
Interest expense	(1,427)	(379)	(1,689)	(1,444)
Equity in losses of unconsolidated subsidiaries	(3,747)	(1,842)	(10,824)	(2,933)

Total Non-Operating	18,495	18,214	62,889	49,269

Income Before Income Taxes	393,074	234,653	1,025,198	664,233

Income tax provision	(157,230)	(93,861)	(410,079)	(265,693)

Net Income	$235,844	$140,792	$615,119	$398,540

Earnings per Diluted Common Share	$4.31	$2.56	$11.19	$7.26
Weighted Avg. Number of Diluted Common Shares*	54,693	54,977	54,948	54,917

Note: Pro Forma Non-GAAP results exclude merger-related costs and include CBOT operating results for the full quarter. The pro forma comparative results for 2006 reflect both the operating results for CME and CBOT as if they were combined. See CME Group Inc. Reconciliation of Pro Forma Non-GAAP to GAAP Measures for detail on the adjustments made to reach the pro forma results.

*	Weighted average number of diluted common shares includes CBOT sharecount for the entire period reported.

CME Group Inc. and Subsidiaries

Reconciliation of Pro Forma Non-GAAP to GAAP Measures

(in thousands)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
GAAP Results
Revenues	$565,222	$274,705	$1,226,562	$808,631
Expenses	220,207	117,668	488,695	345,864

Operating Income	345,015	157,037	737,867	462,767

Non-Operating Income and Expense	(10,695)	13,477	21,243	38,142

Income before income taxes	334,320	170,514	759,110	500,909
Income tax provision	(132,748)	(66,714)	(301,635)	(196,163)

Net Income	$201,572	$103,800	$457,475	$304,746

Pro Forma Adjustments
Revenues:
CBOT premerger revenue	$22,720	$157,625	$414,881	$451,834
Common clearing service elimination(1)	(2,731)	(18,671)	(47,987)	(56,184)

Total Pro Forma Revenue Adjustment	19,989	138,954	366,894	395,650

Expenses:
CBOT premerger expense	11,247	81,866	219,296	251,602
Common clearing service elimination(1)	(2,731)	(18,671)	(47,987)	(56,184)
Amortization of intangibles(2)	2,111	16,357	34,825	49,071
Other(3)	(20,202)	—	(63,682)	(1,036)

Total Pro Forma Expense Adjustment	(9,575)	79,552	142,452	243,453

Adjustment to Operating Income	29,564	59,402	224,442	152,197

Non-Operating Income and Expense:
CBOT premerger non-operating income	690	4,737	13,146	11,127
Other(4)	28,500	—	28,500	—

Total Pro Forma Non-Operating Income and Expense Adjustment	29,190	4,737	41,646	11,127

Adjustment to income before income taxes	58,754	64,139	266,088	163,324
Adjustment to income tax provision(5)	(24,482)	(27,147)	(108,444)	(69,530)

Adjustment to Net Income	$34,272	$36,992	$157,644	$93,794

Pro Forma Non-GAAP Results
Revenues	$585,211	$413,659	$1,593,456	$1,204,281
Expenses	210,632	197,220	631,147	589,317

Operating Income	374,579	216,439	962,309	614,964

Non-Operating Income and Expense	18,495	18,214	62,889	49,269

Income before income taxes	393,074	234,653	1,025,198	664,233
Income tax provision	(157,230)	(93,861)	(410,079)	(265,693)

Net Income	$235,844	$140,792	$615,119	$398,540

Notes:

(1)	Eliminate clearing services provided to CBOT prior to the merger.
(2)	Add amortization of intangible assets recorded in purchase of CBOT.
(3)	Reverse effect of restructuring, accelerated depreciation, integraton and legal expenses related to the merger with CBOT. Also includes CBOT merger-related transaction costs that were expensed.
(4)	Reverse impact of exercise right guarantee associated with CBOT merger.
(5)	Adjust income taxes to arrive at an average effective tax rate of 40% on pro forma income.

CME Group Inc.

Pro Forma Operating Statistics

Trading Days

	3Q 2006	4Q 2006	1Q 2007	2Q 2007	3Q 2007
Trading Days	63	63	62	64	63

Average Daily Volume (ADV)
(in thousands, average daily volumes combined for entire period)

Product Line	3Q 2006	4Q 2006	1Q 2007	2Q 2007	3Q 2007
Interest Rates	5,655	5,470	6,671	6,670	8,060
Equity E-mini	1,667	1,700	2,107	2,127	3,057
Equity standard-size	161	156	197	180	202
Foreign Exchange	423	508	555	527	635
Commodities & Alternative Investments	624	748	789	818	716

Total	8,530	8,581	10,320	10,322	12,670

TRAKRS	116	294	145	98	114

Venue
Open outcry	2,367	2,106	2,312	2,297	2,652
Electronic (excluding TRAKRS)	6,033	6,342	7,846	7,838	9,806
Privately negotiated	130	133	162	188	212

Total	8,530	8,581	10,320	10,322	12,670

Average Rate Per Contract (RPC)
(in thousands, rate per contract generated from combined average daily volumes for entire period)

Product Line	3Q 2006	4Q 2006	1Q 2007	2Q 2007	3Q 2007
Interest Rates	$0.528	$0.536	$0.519	$0.516	$0.519
Equity E-mini	0.717	0.714	0.712	0.700	0.673
Equity standard-size	1.303	1.385	1.387	1.334	1.451
Foreign Exchange	1.146	1.085	1.106	1.090	0.951
Commodities & Alternative Investments	0.832	0.938	0.952	1.034	1.032

Average RPC (excluding TRAKRS)	$0.632	$0.654	$0.640	$0.639	$0.622

TRAKRS	0.033	0.019	0.020	0.028	0.023

Venue
Open outcry	$0.493	$0.516	$0.498	$0.492	$0.473
Electronic (excluding TRAKRS)	0.629	0.642	0.630	0.626	0.613
Privately negotiated	3.315	3.389	3.130	2.948	2.878

Note: All volume and rate per contract data is based upon pro forma results. Aside from the rows specifically titled "TRAKRS", all data excludes our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products. Additionally, all data excludes Swapstream products and CME Group Auction Markets products while the CME Group Auction Market products were available prior to July 2007.